Exhibit (j)

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-96757 of the TCW Premier Funds on Form N-1A of our report dated February 21, 2003 appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading “Independent Auditors” in such Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California

May 7, 2003